                                    FORM 8-K
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): February 12, 2002

                           KAISER ALUMINUM CORPORATION
             (Exact name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                     1-9447
                            (Commission File Number)

                                   94-3030279
                     (I.R.S. Employer Identification Number)

      5847 SAN FELIPE, SUITE 2600
            HOUSTON, TEXAS                          77057-3010
(Address of Principal Executive Offices)            (Zip Code)

                                 (713) 267-3777
              (Registrant's telephone number, including area code)

Item 3.    Bankruptcy or Receivership

      On February 12, 2002, Kaiser Aluminum Corporation and certain of its subsidiaries, including Kaiser Aluminum & Chemical Corporation, filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code in the
United States Bankruptcy Court for the District of Delaware (the "Bankruptcy
Court").  In connection with the filings, Kaiser Aluminum Corporation and
Kaiser Aluminum & Chemical Corporation executed a definitive loan agreement for $300 million in debtor-in-possession financing (the "DIP Financing"). On
February 13, 2002, the Bankruptcy Court entered an interim order approving the use of up to $100 million of the DIP Financing.

      On February 12, 2002, Kaiser Aluminum Corporation issued two press releases and on February 13, 2002, it issued one press release, in the forms attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, which press releases are incorporated herein by reference.

Item 7.    Financial Statements and Exhibits

      (c)  Exhibits

           *Exhibit 99.1: Press release dated February 12, 2002, regarding filing of a voluntary petition under Chapter 11 of the United
                States Bankruptcy Code
           *Exhibit 99.2: Press release dated February 12, 2002, regarding DIP
                Financing
           *Exhibit 99.3: Press release dated February 13, 2002, regarding interim order from the Bankruptcy Court concerning DIP Financing

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*  Included with this filing

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          KAISER ALUMINUM CORPORATION
                                                (Registrant)

                                              /S/ Daniel D. Maddox
                                          By:  Daniel D. Maddox
Dated:  February 25, 2002                      Vice President and Controller

                                  EXHIBIT INDEX

*Exhibit 99.1: Press release dated February 12, 2002, regarding filing of a voluntary petition under Chapter 11 of the United States Bankruptcy Code
*Exhibit 99.2:  Press release dated February 12, 2002, regarding DIP Financing
*Exhibit 99.3: Press release dated February 13, 2002, regarding interim order from the Bankruptcy Court concerning DIP Financing

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*  Included with this filing